                                                                   Exhibit 10.20

                                 JOINT VENTURE

                                  TERMS SHEET

     T- Enterprises, Inc., an Indiana Corporation of DeWitt, Michigan and Universe2U Right-of-Ways Agency Inc., a Delaware corporation, (hereinafter jointly and severally "Party" and " Parties"), desire in writing to express their understanding as to the terms of a Joint Venture as particularized by the following:

     1. T-Enterprises, Inc. has caused or shall attempt to cause certain contract(s) to be issued to a Michigan Limited Liability Company, T-E Realty and Right-of-Way Agency, LLC ("LLC") for the right of the LLC to act as marketing agent on behalf of a U.S. Corporation(s) interested in leasing its rights-of-way and easements to others for purposes of providing long-haul, point-to-point telecommunication services, for the development of same, and to provide construction services to lessees of same.

     2. Universe2U Right-of-Ways Agency Inc., by its participation as a Member of the LLC, desires to assist the LLC in marketing said rights-of-way; T-Enterprises, Inc. has negotiated arrangements for the future development of a continental network of fiber optics.

     3.   To accomplish the purposes of this Joint Venture:

           A. T-Enterprises, Inc., through the LLC it has formed as Member, will contribute the leasing opportunities it has developed with an agreed upon value of FIFTY THOUSAND AND XX/100 ($50,000.00) DOLLARS.

           B.  Thomas A. Adams shall act as Manager of the LLC.

           C.  Universe2U Right-of-Ways Agency Inc., will contribute TWO
               HUNDRED THOUSAND AND XX/100 ($200,000.00) DOLLARS worth of shares of its parent, Universe2U Inc., to the T-Enterprises, Inc. (the "Shares"), said Shares being transferable and negotiable common shares and the number of shares to be determined by the share's fair market value on the date of closing of the first right-of-way transaction including Multilink Network Services Inc. and/or the LLC.

           D. LLC shall reimburse its Members upon receipt of the funds noted below received from Universe2U Right-of-Ways Agency Inc., for all reasonable organizational expenses incurred by the Members in the formation of the LLC.

          E. Universe2U Right-of-Ways Agency Inc. shall contribute intangible assets to the LLC with an agreed upon value of $50,000.00. Universe2U Right-of-Ways Agency Inc., as a Member, will provide by way of a loan in an amount not less than ONE HUNDRED THOUSAND ($100,000.00) DOLLARS within 48 hours of execution of this Terms Sheet and the approval of a budget for the LLC. Universe2U Right-of-Ways Agency Inc. shall make available such additional amounts by way of loan guarantees as is necessary to meet the overall capital needs of the LLC (the budget is to be agreed upon by both parties and may be amended from time-to-time and as necessary provided both parties consent to the changes). The same will be referenced in the Operating Agreement to be entered into by and between T-Enterprises, Inc., and Universe2U Right-of-Ways Agency Inc. The $100,000.00 will be deposited into the LLC's bank account and shall be available for use by the LLC as noted above and upon the execution of the LLC Operating Agreement and Employment Agreement between Thomas A. Adams and Multilink Network Services, Inc.

          F. Thomas A. Adams has entered into an Employment Agreement, acceptable to Thomas A. Adams with Multilink Network Services, Inc.

          G. All of the agreements and other actions contemplated by this Terms Sheet shall be executed or completed no later than THIRTY
               (30) days from the date of execution of this Agreement.

          H. In consideration for the contribution of T-Enterprises, Inc. and Universe2U Right-of-Ways Agency Inc. to the Joint Venture (T-E Realty and Right-of-Way Agency, LLC). T-Enterprises, Inc. will receive a FIFTY-ONE PERCENT (51%) Membership Interest in the LLC and Universe2U Right-of-Ways Agency Inc. will receive a FORTY-NINE PERCENT (49%) Membership Interest in the LLC.

     4.  The Operating Agreement for the LLC shall provide for the following:

               a.  Capital contributions;

               b.  Management of the LLC;

               c.  Rights of the Members of the LLC;

               d.  Determination of the capital accounts of the Members;

               e.  Co-Location rights;

               f.  Allocations of profits and losses;

               g.  Transfer of ownership of Member Interests;

               h.  Termination of the LLC;

               i. Dissolution and winding up of the LLC and the distribution of LLC assets upon dissolution;

               j. The Parties shall conduct their fiber optic real estate dealings solely through the LLC.

     5. Participation in the business of the LLC shall not be the exclusive activity of either T-Enterprises, Inc., Universe2U Right-of-Ways Agency Inc. or the agents of the Members; each shall be free to pursue other endeavors as long as they render their best efforts to the affairs of the LLC. The LLC agrees to provide a first right of refusal to Multilink Network Services Inc. regarding any fiber optic development opportunities provided to it, provided that Multilink Network Services Inc. grants a first right of refusal for the LLC to act as its sole real estate agency for leasing or selling any rights-of-way it has or represents in the United States, or the purchasing of
          any rights-of-way it may desire in the United States.   Multilink
          Network Services, Inc. shall enter into an Employment Agreement with Thomas A. Adams for his services on behalf of the employer as President. Upon termination of any of the agreements by and between the Parties hereto including the Employment Agreement between Thomas
          A. Adams and Multilink Network Services Inc., the provisions in the Operating Agreement between the Parties shall provide, where one or more Members may so desire, a legal process for the return of assets contributed by each Party and the determination of consideration to be paid by one Party acquiring assets contributed by the other.

     6. Upon termination of the LLC, T-Enterprises, Inc., and Universe2U Right-of-Ways Agency Inc., shall have the right to exercise their co-location rights including the sale of those rights or their development. The other Party shall be entitled to rights of first refusal to purchase in the event a Party to this Terms Sheet wishes to sell its co-location rights. Excluding assets contributed to the LLC by the Members, on termination, each party shall receive compensation for the fair market value of its interests in the LLC to the extent the fair market value of assets distributed to the other Party, during the term of the LLC exceeds the value of assets distributed to the

          Party. This compensation may be by way of transferable and negotiable market shares of Universe2U Inc.


     7.   Events of termination shall be as follows:

          A.   Failure to perform any provision of this Agreement in a timely
               manner,   or the default by either member of any provision of any
               agreement between them including the Operating Agreement unless waived by the other member.

          B.   Upon NINETY (90) days written notice by one party to the other
               Party.

          C. Filing of any action for an insolvency proceeding against either Party remaining undismissed after THIRTY (30) days.

     8. The Operating Agreement shall contain the usual provisions with regard to confidentiality, non-competition and anti-piracy.

     9. The agreements contemplated by this Term Sheet includes an agreement setting forth the terms of the relationship between the Parties, the LLC Operating Agreement, an Employment Agreement and any other documents necessary to implement the verbal agreement of the Parties and shall supercede any other agreements entered into between the Parties.

     10. The entry into this Agreement and the authority of the signatures hereto have been authorized by the Boards of Directors of each party to this Term Sheet, and by the Board of Directors of Universe2U Inc. as it pertains to that Corporation.

                                    Universe2U Right-of-Ways Agency Inc.



Dated:      July 13, 2000                     By: /s/ Kim Allen
         -------------------                     ---------------------
                                    --------------
                                         Kim Allen
                                         CEO


                                    T-Enterprises, Inc.

Dated:      July 13, 2000                     By: /s/ Thomas A. Adams
         -------------------                      --------------------

                                    -------------------------------
                                         Thomas A. Adams, President

                                       5